Exhibit 99.1

(1)         Represents restricted stock units that were granted by LyondellBasell Industries N.V. (the “Issuer”) to Mr. Joshua Harris and Mr. Scott Kleinman, and with respect to the grant in May 2013 to Mr. Kleinman, as directors on the supervisory board of the Issuer.  Messrs. Harris and Kleinman held the restricted stock units granted on May 5, 2011 and May 9, 2012, and any ordinary shares issued upon vesting of the restricted stock units, as nominees for the benefit of certain investment managers directly or indirectly managed by Apollo Management Holdings, L.P. (“Management Holdings,” and together with such other investment managers, the “Apollo Management Entities”).  The restricted stock units granted in May 2011 vested as of June 30, 2013.  The restricted stock units granted in May 2012 vested as of May 22, 2013 and the underlying ordinary shares were delivered on June 30, 2013.  Mr. Kleinman holds the restricted stock units granted on May 22, 2013 for the benefit of the Apollo Management Entities.  The restricted stock units granted in May 2013 will vest as of the annual general shareholders meeting in 2016 but will be delivered on June 30, 2016.  Upon delivery of the ordinary shares underlying the restricted stock units, the ordinary shares are transferred to the respective Apollo Management Entities.

(2)         Does not include 332 restricted stock units granted to Mr. Harris on May 5, 2011 that were forfeited when Mr. Harris resigned from the Issuer’s supervisory board on March 19, 2013.

(3)         Does not include 721 restricted stock units granted to Mr. Harris on May 9, 2012 that were forfeited when Mr. Harris resigned from the Issuer’s supervisory board on March 19, 2013.

(4)         Represents the fair market value of the ordinary shares on the date of grant as determined by the Issuer.

(5)         Includes 10,608 ordinary shares issued on June 30, 2013 upon vesting of restricted stock units granted by the Issuer to Messrs. Harris and Kleinman in August 2010, as reported on a Form 3 amendment filed by the reporting persons.

(6)         The amount reported as beneficially owned following the last reported transaction includes ordinary shares of the Issuer held of record by ACLF/Lyondell S.à.r.l. (“ACLF/Lyondell”), ACLF Co-Invest/Lyondell S.à.r.l. (“ACLF Co-Invest”), LeverageSource Holdings Series III (Lux) S.à.r.l. (“LeverageSource Series III”), LeverageSource XI (N), L.P. (“LeverageSource N”), AIE Eurolux S.à.r.l. (“AIE Eurolux”), LeverageSource XI S.à.r.l. (“LS XI”), LeverageSource Holdings, L.P. (“LS Holdings”), ACLF Co-Investment Fund, L.P. (“Co-Investment Fund”), Apollo Credit Funding I Ltd. (“Apollo CF I”) and Stone Tower CDO II Ltd. (“Stone Tower CDO”), and includes ordinary shares issuable upon vesting of restricted stock units held for the benefit of the Apollo Management Entities.  ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, LeverageSource N, AIE Eurolux, LS XI, LS Holdings and Co-Investment Fund are referred to collectively in this report as the “Apollo Funds.”  Apollo CF I and Stone Tower CDO are referred to collectively in this report as the “Stone Tower Holders.”

Apollo Credit Liquidity Management, L.P. (“ACL Management”) serves as the investment manager for ACLF/Lyondell.  The general partner of ACL Management is Apollo Credit Liquidity Management GP, LLC (“ACL Management GP”).

The sole shareholder of ACLF Co-Invest is Co-Investment Fund.  The general partner of Co-Investment Fund is Apollo Credit Liquidity Advisors, L.P. (“ACL Advisors”).  Apollo Credit Liquidity Capital Management, LLC (“ACL Capital Management”) is the general partner of ACL Advisors.  The sole member of ACL Capital Management is Apollo Principal Holdings II, L.P. (“Principal II”).  The general partner of Principal II is Apollo Principal Holdings II GP, LLC (“Principal II GP”).

LeverageSource Management, LLC (“LeverageSource Management”) serves as the investment manager for LeverageSource Series III.  The sole member of LeverageSource Management is Apollo Management VII, L.P. (“Management VII”).  The general partner of Management VII is AIF VII Management, LLC (“AIF VII LLC”).  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.

Sand Holdings S.à.r.l. (“Sand Holdings”) is the sole shareholder of LS XI.  LS Holdings is the sole shareholder of Sand Holdings.  LeverageSource Holdings GP, LLC (“LeverageSource Holdings GP”) serves as the general partner of LS Holdings and as the investment manager for LeverageSource N.  The sole member of LeverageSource Holdings GP is LeverageSource, L.P. (“LeverageSource LP”).  Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) and Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”) are each general partners of LeverageSource LP and have the authority to make decisions on behalf of LeverageSource LP that are related to the investment in the Issuer.  The general partner of Advisors VI (EH) is Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”), and the general partner of Advisors VII (EH) is Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”).  The sole shareholder of each of Advisors VI (EH-GP) and Advisors VII (EH-GP) is Apollo Principal Holdings III, L.P. (“Principal Holdings III”), and the general partner of Principal Holdings III is Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”).

Apollo Europe Management, L.P. (“Apollo Europe”) serves as the investment manager for AIE Eurolux.  AEM GP, LLC (“AEM GP”) is the general partner of Apollo Europe.

Apollo ST Fund Management LLC (“Apollo ST Management”) serves as the investment manager for Apollo CF I.  Stone Tower Operating LP (“ST Operating”) is the sole member of Apollo ST Management.  The general partner of ST Operating is Stone Tower Capital LLC (“ST Capital”).  Apollo ST Debt Advisors LLC (“ST Debt Advisors”) serves as the investment manager of Stone Tower CDO.  ST Management Holdings LLC (“ST Management Holdings”) is the sole member of ST Capital and of ST Debt Advisors.

Apollo Capital Management, L.P. (“Capital Management”) is the sole member of ACL Management GP and ST Management Holdings, and the sole member and manager of AEM GP.  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).  Management Holdings is the sole member and manager of Capital Management GP and Management GP.  Apollo Management Holdings GP and Management GP LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal II GP, and the directors of Principal Holdings III GP.  Each of the Apollo Funds, the Stone Tower Holders, ACL Management, ACL Management GP, ACL Advisors, ACL Capital Management, Principal II, Principal II GP, LeverageSource Management, Management VII, AIF VII LLC, Apollo Management, Management GP, Sand Holdings, LeverageSource Holdings GP, LeverageSource LP, Advisors VI (EH), Advisors VI (EH-GP), Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III, Principal Holdings III GP, Apollo Europe, AEM GP,

Apollo ST Management, ST Operating, ST Capital, ST Debt Advisors, ST Management Holdings, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Funds or the Stone Tower Holders, and any of the restricted stock units and the ordinary shares issuable upon vesting of the restricted stock units beneficially owned by any of the Apollo Management Entities, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for each of ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, AIE Eurolux, LS XI and Sand Holdings is 44, Avenue John F. Kennedy, L-1885, Luxembourg.  The address for each of LeverageSource N, LeverageSource LP, Advisors VI (EH), Advisors VI (EH-GP), Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III and Principal Holdings III GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The address for each of the Stone Tower Holders is c/o Deutsche Bank (Cayman) Limited, Boundary Hall, Cricket Square, P.O. Box 1984, George Town, Grand Cayman KY1-1104, Cayman Islands.  The address for each of Co-Investment Fund, ACL Advisors, ACL Management, ACL Management GP, Principal II, Principal II GP, LeverageSource Management, LS Holdings and LeverageSource Holdings GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of ACL Capital Management, Apollo Europe, AEM GP, ST Management, ST Debt Advisors, ST Operating, ST Capital, ST Management Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.